UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 10, 2014
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement .

On July 10, 2014, GAIN Capital Holdings, Inc. (the "Company") and GAIN GTX Bermuda, Ltd., an indirect subsidiary of the Company ("GTX Bermuda"), entered into (i) an Asset Purchase Agreement (the "Valaquenta Agreement") with Valaquenta Intellectual Property Limited ("Valaquenta") and (ii) an Asset Purchase Agreement (the "Forexster Agreement") with Forexster Limited ("Forexster"), pursuant to which GTX Bermuda agreed to purchase from Valaquenta and Forexster the software and other intellectual property assets utilized to operate the electronic trading platform offered to customers in the Company's GTX business. Prior to the closing of the acquisitions, which took place on July 10, 2014, the Company had agreements with Valaquenta and Forexster granting it the exclusive right to use the intellectual property in the field of forex trading and non-exclusive rights to use the intellectual property for the trading of financial products in the fields of precious metals and hydrocarbons. Following the closing of the acquisition, GTX Bermuda has full rights and title over the intellectual property for the trading of currencies, commodities and all other financial instruments of any kind whatsoever.

Pursuant to the Valaquenta Agreement, GTX Bermuda paid Valaquenta $12.4 million in cash at closing. GTX Bermuda also agreed to pay Valaquenta contingent consideration in the event that GTX Bermuda or any of its affiliates in the future provide customers the ability to trade new types of financial instruments using the purchased intellectual property and the trading of such new products generates "Net Revenue" (as defined in the Valaquenta Agreement) in excess of thresholds set out in the Valaquenta Agreement. GTX Bermuda's obligations under the Valaquenta Agreement are guaranteed by the Company. Pursuant to the Forexster Agreement, the Company issued 861,935 shares of its common stock to Forexster as consideration for the acquired assets.

In connection with the closing of the acquisitions, GTX Bermuda also entered into a consulting agreement with Valaquenta and two royalty-free licenses with affiliates of Valaquenta for certain of their intellectual property rights.

Item 3.02    Unregistered Sale of Equity Securities.

The description of the Forexster Agreement set forth in Item 1.01 above is incorporated by reference into this Item 3.02. Pursuant to the terms and conditions of the Forexster Agreement, the Company issued 861,935 shares of common stock on July 10, 2014 to Forexster as consideration for the purchase of intellectual property assets from Forexster. The Company offered and sold the common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 16, 2014

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Jason Emerson
Jason Emerson
Chief Financial Officer